UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 7, 2011
BroadSoft, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34777 (Commission File Number)	52-2130962 (I.R.S. Employer Identification No.)
9737 Washingtonian Boulevard, Suite 350
Gaithersburg, Maryland 20878
(Address of principal executive offices)
(301) 977-9440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On March 7, 2011, BroadSoft, Inc. (the “Company”) issued a press release announcing its financial results for the three months and fiscal year ended December 31, 2010. The text of the press release is included as an exhibit to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be filed.
Item 8.01. Other Events.
Prior to and in connection with the Company’s follow-on public offering of its common stock in December 2010, all of the Company’s officers and directors and certain holders of the Company’s common stock entered into lock-up agreements with the underwriters of the follow-on offering pursuant to which they agreed not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock of the Company, or any options or warrants to purchase any shares of common stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock of the Company, whether then owned or thereafter acquired, for a period of 90 days after December 15, 2010 (the “Lock-Up Period”), subject to extension under certain circumstances (the “Lock-Up Agreements”). The Lock-Up Agreements provide that if, during the last 17 days of the Lock-Up Period, the Company releases earnings results, the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of such earnings results. As a result of the announcement today by the Company of its three months and fiscal year ended December 31, 2010 financial results, the Lock-Up Period under the Lock-Up Agreements has automatically been extended through the close of business on March 24, 2011, and the stockholders subject to the Lock-Up Agreements will be able to sell their shares starting on March 25, 2011.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated March 7, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.
Date: March 7, 2011	By:	/s/ James A. Tholen
		Name:	James A. Tholen
		Title:	Chief Financial Officer